Exhibit 99.1

Special Procedures Performed by Nova LifeStyle, Inc.’s Auditor Reveal No Evidence of Fictitious Sales or Customers, and Definitively Disprove the Malicious Assertions Set Forth in Andri Capital’s Self-Styled Research Report

Dated December 21, 2018

LOS ANGELES, March 29, 2019 (GLOBE NEWSWIRE) -- Nova LifeStyle, Inc. (NASDAQ: NVFY) today announced the results of special procedures performed by the Company’s Auditors at the direction of the Audit Committee. The special procedures revealed no evidence of fictitious sales or of fictitious customers, and definitively disprove the malicious assertions set forth in Andri Capital’s self-styled research report regarding the Company (the “Andri Report”) published by Seeking Alpha on December 21, 2018.

On January 2, 2019, the Company announced that it had engaged its independent auditors to perform special procedures following the publication of the Andri Report. The Andri Report contains a “Sell” recommendation, and purports to present evidence that a substantial portion of the Company’s sales made to four of the Company’s largest customers during the relevant past were not legitimate, and further posits that, as a consequence of such sales, the Company’s operating results have been substantially overstated. One month earlier Andri Capital published a report on Seeking Alpha that concluded that the Company’s common stock was significantly undervalued. Within the month preceding the Andri Report and before Andri Capital published the reversal in its advice that the stock was substantially undervalued, Andri Capital accumulated a large short position which Andri Capital disclosed in its December 21, 2018 Report. Following the publication of the Andri Report, the market price of the Company’s common stock suffered a rapid decline, and a putative class action complaint, largely parroting the assertions set forth in the Andri Report, followed.

The Audit Committee acted promptly to address the concerns raised in the Andri Report, to ensure the integrity of the 2018 audit, and to rebuild the market confidence that was damaged by the issuance of the Andri Report. The Audit Committee engaged the Company’s auditors to perform special procedures to confirm the reported sales. The special procedures included the examination and testing of all customer purchase orders, packing lists, bills of lading, sales invoices, vouchers, and related documents, for the four customers targeted in the Andri Report for years 2015, 2016, 2017 and 2018. Those procedures included, among others, 100% sampling of all transactions between the Company and the subject customers, the receipt of written confirmations from each of the subject customers of all sales transactions to that customer, in-person interviews of senior officials of three of the four subject customers 1, and independent searches verifying the existence of the subject customers. The special procedures have been performed, and the results have been communicated to the Audit Committee. The Auditor performed the special procedures with respect to a total of 2,222 sales transactions between the Company and the subject customers. The Company’s independent auditor has reported to the Audit Committee that with respect to the four subject customers the special procedures resulted in no evidence of fictitious sales or of fictitious customers.

1 While the Auditors sought to interview senior officials of all four of the subject customers, senior officials of one customer refused requests for an in-person interview because it no longer does business with the Company.  That customer did however provide written confirmation of all sales transactions between the Company and it.

Senior officials of the customers during in-person interviews provided clarity regarding the legal entities (related to the customers) that were involved in the sales transactions with the Company. With respect to each of Merlino group of companies and Shanxi Wanqing, while the Company’s public reporting of sales to the specific customer entities did not state the accurate names of those entities, the customer officials confirmed that the sales were made to entities associated with those two respective groups of companies. The Company’s customer, High Fashion Home, is a furniture distributor, and not the furniture store suggested in the Andri Report.

Finally, the Company has discovered that there was a computational error in the narrative portion of the Company’s 2016 Annual Report on Form 10-K (the “2016 Annual Report”). The Company 2015 and 2016 financial statements included in the 2016 Annual Report were unaffected. While the Company believes the error was immaterial, the Company is disclosing the error in the interest of transparency. The 2016 Annual Report (page 5) disclosed that “Our two largest customers in 2015…. accounted for 11.8% of our sales in 2015.” It should have disclosed that “Our two largest customers in 2015 in total accounted for 16.3% of our sales from continuing operations.”

The audit of the Company’s 2018 financial statements is ongoing, and the Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2018 on or before April 1, 2019.

About Nova LifeStyle

Nova LifeStyle, Inc., a NASDAQ Global Market listed company headquartered in California, is a fast growing, innovative designer and distributor of modern LifeStyle furniture; primarily sofas, dining rooms, cabinets, office furniture and related components, bedrooms, and various accessories in matching collections. Nova's family of brands include Diamond Sofa and Bright Swallow. Nova's products feature urban contemporary styles that integrate comfort and functionality, incorporating upscale luxury designs appeals to middle and upper middle-income consumers in the USA, China, Europe, and elsewhere in the world. Visit Nova LifeStyle’s website at www.NovaLifeStyle.com.

Contact:
Investor Relations
Nova LifeStyle, Inc.
info@novalifestyle.com

Tel: 1 702 606 6822

Safe Harbor for Forward-Looking Statements

Information in this release regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the review and assessment of the Audit Committee's special procedures; the impact of such procedures on the Company's prior and future financial statements; the identification of additional errors or adjustments not known to the Company as of the date hereof, and other risks and uncertainties of the Company's business detailed from time to time in the Company's filings with the SEC (without regard to any financial information described therein to the extent it relates to the restatement periods). The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.